U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2006

Equus II Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 1, 2006, the partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP (“UHY Mann”), the independent registered public accountants of Equus II Incorporated (the “Fund”), announced that they were joining UHY LLP, a New York limited liability partnership. UHY LLP is the independent registered public accounting firm with which UHY Mann has had an affiliation. UHY LLP is a legal entity that is separate from UHY Mann. As a consequence of this change in their relationship, UHY Mann is formally resigning and UHY LLP is being simultaneously engaged as the Fund’s independent registered public accountants. Accordingly, on June 14, 2006, UHY Mann notified the Fund that it has ceased to provide audit services and resigned as the independent registered public accountants of the Fund on that date. UHY LLP has informed the Fund that it does not currently anticipate any changes in its audit engagement team for the Fund solely as a result of the change in auditor from UHY Mann to UHY LLP.

UHY Mann was first engaged as the Fund’s independent registered public accounting firm, effective September 19, 2005, to audit the Fund’s financial statements for its fiscal year ended December 31, 2005. None of the reports of UHY Mann on the Fund’s financial statements for the fiscal year ended December 31, 2005 or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2005 and the subsequent interim periods, there were no disagreements between the Fund and UHY Mann on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY Mann, would have caused it to make reference to the subject matter of the disagreements in connection with its report. In connection with the audit of the Fund’s financial statements for the fiscal year ended December 31, 2005 and the subsequent interim periods, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Fund has provided UHY Mann with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Fund requested that UHY Mann deliver to the Fund a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Fund in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of the letter of UHY Mann Frankfort Stein & Lipp CPAs, LLP is filed as Exhibit 16.1 to this Form 8-K Current Report.

On June 16, 2006, the Fund engaged UHY LLP as the Fund’s independent registered public accountants for the Fund’s fiscal year ended December 31, 2006 and the interim periods prior to such year-end. The Fund’s audit committee of the Board of Directors approved the decision to change principal accountants. During the fiscal year ended December 31, 2005 and the subsequent interim periods, the Fund has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, nor did the limited liability partnership of UHY LLP provide advice to the Fund, either written or oral, that was an important factor considered by the Fund in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Fund’s two most recent fiscal years ended December 31, 2005 and the subsequent interim periods, the Fund has not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION
16.1	Letter dated June 20, 2006 from UHY Mann Frankfort Stein & Lipp CPAs, LLP to the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2006

EQUUS II INCORPORATED

By:	/s/ Anthony R. Moore
Anthony R. Moore
Chairman of the Board/CEO